Exhibit 1.2
EXPRESS SCRIPTS, INC.
23,000,000 Shares of Common Stock
UNDERWRITING AGREEMENT
June 4, 2009
J.P. Morgan Securities Inc.,
    383 Madison Avenue, 4th Floor,
    New York, N.Y. 10179
Credit Suisse Securities (USA) LLC,
    Eleven Madison Avenue,
    New York, N.Y. 10010-3629
Citigroup Global Markets Inc.,
    388 Greenwich Street,
    New York, N.Y. 10013
As representatives (the “Representatives”) of the Several Underwriters
Dear Sirs:
     1. Introductory. Express Scripts, Inc., a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters 23,000,000 shares (“Firm Securities”) of its common stock, par value $0.01 per share (“Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 3,450,000 shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Offered Securities will have attached thereto rights (the “Rights”) to purchase a preferred share purchase right. The Rights are to be issued pursuant to a Rights Agreement (the “Rights Agreement”) dated as of July 25, 2001 between the Company and American Stock Transfer & Trust Company.
     As part of the transactions described under the heading “The Acquisition” in the General Disclosure Package, pursuant to a Stock and Interest Purchase Agreement (the “Purchase Agreement”) dated as of April 9, 2009, between the Company and WellPoint, Inc. (the “Seller”), the Company intends to acquire (the “Acquisition”) from the Seller each of NextRx, LLC, an Ohio limited liability company (“NextRx LLC”), NextRx, Inc., a Delaware corporation (“NextRx”) and NextRx Services, Inc., a New York corporation (“NextRx Services”, and together with NextRx LLC and NextRx, the “Target Companies”, each a “Target Company”). Immediately following consummation of the Acquisition, NextRx Sub I, LLC, NextRx Sub II, LLC and NextRx Sub III, LLC (collectively, the “NextRx Subs”), will be merged with and into each of the Target Companies, with the Target Companies to be the surviving entities (the “NextRx Mergers”) and successor guarantors of the Company’s 5.250% senior notes due 2012, the Company’s 6.250% senior notes due 2014 and the Company’s 7.250% senior notes due 2019.
     2. Representations and Warranties of the Company and the Subsidiaries. The Company and each Subsidiary listed on Schedule B hereto (the “Subsidiaries”) jointly and severally represent and warrant to, and agrees with, the several Underwriters that:
     (a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-159654), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act and the Rights, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
     For purposes of this Agreement:
     “430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
     “430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means 5:00 p.m. (Eastern time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     “Order” means any judgment, order, injunction, decree, writ, stipulation, ruling, determination, award, permit or license of any governmental entity or any arbitrator.
     “PBM Contract” means that certain Pharmacy Benefit Management Services Agreement to be entered into between the Seller and the Company on the date the Acquisition is consummated.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley)

promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Stock Market (“Exchange Rules”).
     “Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which will constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (c) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.
     (ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.
     (iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
     (e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated June 2, 2009, including the base prospectus, dated June 2, 2009 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.
     (g) Good Standing of the Company. The Company (i) has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and (ii) is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in the case of clause (ii) where the failure to so qualify would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, affairs or business prospects of either (x) the Company and its subsidiaries considered as one enterprise, or (y) the Company and its subsidiaries, taken as one enterprise, after giving pro forma effect to the Acquisition, in each case, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).
     (h) Subsidiaries. Each Subsidiary (i) has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and (ii) is duly qualified to do business as a foreign corporation, limited partnership, limited liability company or other entity in good standing, where applicable, in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in the case of clause (ii) where the failure to so qualify would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
     (i) Target Companies. To the knowledge of the Company (i) NextRx LLC is a limited liability company validly existing and in good standing under the laws of the State of Ohio, with limited liability company power and authority to own its properties and conduct its business as described in the General Disclosure Package; (ii) NextRx has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with the power and authority (corporate or other) to own its properties and conduct its business as described in the General Disclosure Package; (iii) NextRx Services has been duly incorporated and is existing and in good standing under the laws of the State of New York, with the power and authority (corporate or other) to own its properties and conduct its business as described in the General Disclosure Package; and (iv) each Target Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.
     (j) Offered Securities; Rights. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; the Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and the Rights have been duly authorized by the Company and, when issued upon issuance of the Offered Securities, will be validly issued, and the preferred share purchase right has been duly authorized by the Company and validly reserved for issuance upon the exercise in accordance with the terms of the Rights Agreement and will be validly issued, fully paid and non-assessable.
     (k) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.
     (l) Listing. The Offered Securities have been approved for listing on the NASDAQ Stock Market, subject to notice of issuance.
     (m) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is necessary or required for (i) the execution, delivery or performance by the Company, the Subsidiaries or, to the knowledge of the Company, the Target Companies of their obligations under this Agreement, the Offered Securities, or the consummation by the Company, the Subsidiaries or, to the knowledge of the Company, the Target Companies of the transactions contemplated by this Agreement, except such as have been obtained, or made and such as may be required under state securities laws or (ii) the execution, delivery or performance by the Company, the Subsidiaries or, to the knowledge of the Company other than as set forth in Schedule 3.6 to the Purchase Agreement, the Target Companies, as applicable, of the PBM Contract or the consummation of the Acquisition, except, in each case, as disclosed in the General Disclosure Package.
     (n) Title to Property. The Company, each Subsidiary and, to the knowledge of the Company other than as set forth in Schedule 3.21 to the Purchase Agreement, each of the Target Companies have good and marketable title to all of their respective real properties and good title to their respective personal properties, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right except (A) as disclosed in the General Disclosure Package or (B) as does not have a Material Adverse Effect and does not interfere with the use made and proposed to be made of such property by the Company, each Subsidiary and each of the Target Companies considered as one enterprise; and all of the leases and subleases of the Company, each Subsidiary and each of the Target Companies considered as one enterprise, and under which the Company, any Subsidiary or, to the knowledge of the Company other than as set forth in Schedule 3.21 to the Purchase Agreement, any of the Target Companies holds properties described in the General Disclosure Package, are in full force and effect, except such failures to be in full force and effect that would not, individually or in the aggregate, result in a Material Adverse Effect.
     (o) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company and each Subsidiary of this Agreement and compliance with the terms and provisions thereof, the consummation of the transactions herein contemplated (including the use of proceeds from the sale of the Offered Securities, the Acquisition and the entry into the PBM Contract) and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Subsidiary or, to the knowledge of the Company, any of the Target Companies pursuant to, (i) the charter or by-laws or similar organizational documents of the Company, any Subsidiary or, to the knowledge of the Company, any of the Target Companies, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or, to the knowledge of the Company, any of the Target Companies or any of their properties, or (iii) any agreement or instrument to which the Company, any Subsidiary or, to the knowledge of the Company other than as set forth in Schedule 3.2(b) of the Purchase Agreement, any of the Target Companies is a party or by which the Company, any Subsidiary or, to the knowledge of the Company other than as set forth in Schedule 3.2(b) of the Purchase Agreement, any of the Target Companies is bound or to which any of the properties of the Company, any Subsidiary or, to the knowledge of the Company other than as set forth in Schedule 3.2(b) of the Purchase Agreement, any of the Target Companies is subject, except in the case of clauses (ii) and (iii), for such breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect.
     (p) Absence of Existing Defaults and Conflicts. None of the Company, any Subsidiary or, to the knowledge of the Company other than as set forth in Schedule 3.16 of the Purchase

Agreement, any of the Target Companies is in violation of its respective organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.
     (q) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and each Subsidiary.
     (r) Possession of Licenses and Permits. The Company, the Subsidiaries and, to the knowledge of the Company other than as set forth in Schedule 3.9 to the Purchase Agreement, the Target Companies (A) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (including certificates of need, licenses, pharmacy licenses, Medicare provider numbers, accreditations and other similar documentation or approvals of any local health departments or any governmental authority) (collectively, “Licenses”) necessary or material to the conduct of the business now conducted except where the failure to possess any such License would not result in a Material Adverse Effect and (B) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, any Subsidiary or any of the Target Companies, would individually or in the aggregate, have a Material Adverse Effect.
     (s) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “The Acquisition” and “Description of Common Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
     (t) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (u) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with Sarbanes-Oxley. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s Internal Control over financial reporting is effective and the Company is not aware of any material weakness in its Internal Control over financial reporting. Except as disclosed in the Disclosure Package and the Final Prospectus, since December 31, 2008, there has been no change in the Company’s Internal Control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s Internal Control over financial reporting. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

     (v) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by or before any court or governmental agency or body, domestic or foreign), involving the Company, any of its subsidiaries or, to the knowledge of the Company other than as set forth in Schedule 3.10 to the Purchase Agreement, any Target Company or any of their respective properties that, if determined adversely to the Company, any subsidiary or any Target Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any Subsidiary to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened.
     (w) Medicare; Medicaid. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor, to the knowledge of the Company other than as set forth in Schedule 3.9 to the Purchase Agreement, any Target Company has received written notice of any, and to the knowledge of any officer or director of the Company there are no material Medicare, Medicaid, or any other managed care recoupment or recoupments of any third-party payor being sought, threatened, requested or claimed against the Company, any Subsidiary or, to the knowledge of the Company, any Target Company.
     (x) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package together with the related schedules and notes present fairly in all material respects the financial position of (i) the Company and its consolidated subsidiaries and (ii) to the knowledge of the Company, the Target Companies, in each case, as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis with respect to the Company and the Target Companies, respectively, and the schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein, and the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.
     (y) Capitalization. The stockholder’s equity and long-term indebtedness of the Company as of March 31, 2009 was as set forth in the General Disclosure Package in the column entitled “Actual” under the caption “Capitalization”; and there has not been (i) any subsequent issuance of capital stock of the Company, except for subsequent issuances, if any, pursuant to any outstanding securities, benefit or compensation plans disclosed in the General Disclosure Package or (ii) any subsequent increase, if any, in the outstanding principal amount of long-term indebtedness, except as otherwise disclosed in the General Disclosure Package or under instruments outstanding at March 31, 2009.
     (z) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest financial statements included or incorporated by reference in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of either (x) the Company and its subsidiaries, taken as a whole or (y) the Company and its subsidiaries, taken as a whole after giving pro forma effect to the Acquisition, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or, to the knowledge of the Company, any Target Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, its subsidiaries or, to the knowledge of the Company, any Target Company.

     (aa) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
     (bb) Anti-Bribery Laws. Neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any Target Company or any director, officer, agent, employee or affiliate of the Company, any of its subsidiaries or any Target Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and its affiliates and, to the knowledge of the Company, the Target Companies have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (cc) Money Laundering Laws. The operations of the Company, its subsidiaries and, to the knowledge of the Company, each Target Company are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements relating to money laundering applicable to the Company, its subsidiaries and each Target Company and, so far as the Company is aware, any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries or any Target Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (dd) OFAC. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any Target Company, any director, officer, agent, employee or affiliate of the Company, any of its subsidiaries or any Target Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $59.3225 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.
     The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP, at 10:00 A.M., New York time, on June 10, 2009, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from the Representatives given to the Company from time to time not more than 30-days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.
     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the above office. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office a reasonable time in advance of such Optional Closing Date.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
     5. Certain Agreements of the Company. The Company covenants and agrees with the several Underwriters that:
     (a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424, within the time period prescribed. The Company has complied and will comply with Rule 433.
     (b) Filing of Amendments; Response to Commission Requests. Prior to the termination of the offering of the Offered Securities, the Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.
     (e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject.
     (g) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Offered Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, including the chartering of airplanes, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.
     (h) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (i) Absence of Manipulation. Neither Company nor any Subsidiary will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
     (j) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives; provided that the foregoing shall not apply to (A) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (B) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, (C) issuances of Lock-Up Securities pursuant to the exercise of such options, (D) issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment plan, (E) on or prior to the consummation of the Acquisition, issuances of up to $1,400,000,000 of Lock-Up Securities to the Seller in accordance with the Purchase Agreement or (F) issuances of Lock-Up Securities in an amount up to $1,400,000,000, less the net proceeds from all underwritten offerings by the Company, including this offering, during the Lock-Up Period. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.
     6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives are hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     (b) Term Sheets. The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Subsidiaries herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and each Subsidiary of its obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers LLP, confirming that they are a registered public accounting firm and independent public accountants with respect to the Company, within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule D hereto shall be a date no more than three days prior to such Closing Date).
     (b) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP, confirming that they are a registered public accounting firm and independent public accountants with respect to the Target Companies, within the meaning of the Securities Laws and substantially in the form of Schedule E hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule E hereto shall be a date no more than three days prior to such Closing Date).
     (c) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.
     (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties of either (x) the Company and its subsidiaries taken as a whole or (y) the Company and its subsidiaries, taken as a whole after giving pro forma effect to the Acquisition, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical or inadvisable to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal or, New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
     (e) Opinion of Counsel for Company and the Subsidiaries. The Representatives shall have received an opinion, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Subsidiaries, substantially in the form set forth in Schedule F hereto.
     (f) Opinion of General Counsel. The Representatives shall have received an opinion, dated such Closing Date, of Keith Ebling, General Counsel of the Company substantially in the form set forth in Schedule G hereto.

     (g) Opinions of Local Counsel for the Subsidiaries. The Representatives shall have received opinions, dated such Closing Date, of local counsel for the Subsidiaries, substantially in the form set forth in Schedule H hereto.
     (h) Opinion of Regulatory Counsel. The Representatives shall have received an opinion, dated such Closing Date, of Ropes & Gray LLP, special regulatory counsel of the Company, to the effect the statements in the Disclosure Package and Final Prospectus (including the documents incorporated by reference therein) under any headings relating to regulatory disclosure, insofar as they constitute summaries of legal documents, legal proceedings or refer to matters of law or legal conclusions, are accurate in all material respects.
     (i) Opinion of Counsel for Underwriters. The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (j) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company and the Subsidiaries in this Agreement are true and correct; the Company and the Subsidiaries have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are threatened by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no Material Adverse Effect except as set forth in the General Disclosure Package or as described in such certificate.
     (k) Purchase Agreement. The Purchase Agreement shall not have been terminated.
     (l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form set forth in Schedule I hereto, between the Representatives and certain officers and directors of the Company relating to sales and certain other dispositions of Securities, delivered to the Representatives prior to the date hereof, shall be in full force and effect.
The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Optional Closing Date or otherwise.
     8. Indemnification and Contribution. (a) Indemnification of the Underwriters. Each of the Company and the Subsidiaries jointly and severally will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the

Subsidiaries will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
     (b) Indemnification of the Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of the Subsidiaries, each of their respective directors and each of their respective officers who signs a Registration Statement and each person, if any, who controls the Company or any Subsidiary within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any and all losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Statutory Prospectus and Final Prospectus furnished on behalf of each Underwriter: the sentences related to concessions and reallowances, and the two paragraphs related to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.
     (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiaries on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiaries on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiaries on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Subsidiaries bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Subsidiary or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Subsidiaries and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Subsidiaries or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Subsidiaries, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Subsidiaries and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to J.P. Morgan Securities Inc., 383 Madison Avenue, New York, NY 10179, Attention: Equity Syndicate Desk, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD and Citigroup Global Markets Inc., 388 Greenwich Street, New York, N.Y. 10013, Attention: General Counsel, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Express Scripts, Inc., One Express Way, St. Louis, MO 63121, Attention: Keith Ebling, General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     15. Absence of Fiduciary Relationship. The Company and the Subsidiaries acknowledge and agree that:
     (a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Subsidiaries on the one hand and the Representatives on the other hand has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company and the Subsidiaries on other matters;
     (b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company and the Subsidiaries have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Subsidiaries and that the Representatives have no obligation to disclose such interests and transactions to the Company and the Subsidiaries by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company and the Subsidiaries waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or any Subsidiary in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Subsidiary, including stockholders, employees or creditors of the Company.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company and each Subsidiary hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Subsidiary irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and each Subsidiary and the several Underwriters in accordance with its terms.

Very truly yours, EXPRESS SCRIPTS, INC.
By:	/s/ George Paz
	Name:	George Paz
	Title:	Chairman, Chief Executive Officer and President

AIRPORT HOLDINGS, LLC ESI REALTY, LLC
By:	Express Scripts, Inc., as sole Member

By:	/s/ George Paz
	Name:	George Paz
	Title:	Chairman, Chief Executive Officer and President

BYFIELD DRUG, INC.
CHESAPEAKE INFUSION, INC.
CURASCRIPT, INC.
CURASCRIPT PBM SERVICES, INC.
ESI MAIL PHARMACY SERVICE, INC.
EXPRESS SCRIPTS SPECIALTY
DISTRIBUTION SERVICES, INC.
EXPRESS SCRIPTS UTILIZATION MANAGEMENT CO.
FRECO, INC.
FREEDOM SERVICE COMPANY, LLC
HEALTHBRIDGE REIMBURSEMENT AND PRODUCT SUPPORT, INC.
IBIOLOGIC, INC.
LYNNFIELD DRUG, INC.
MATRIX GPO LLC
MOORESVILLE ON-SITE PHARMACY, LLC
NEXTRX SUB I, LLC
NEXTRX SUB II, LLC
NEXTRX SUB III, LLC
PRIORITYHEALTHCARE.COM, INC.
PRIORITY HEALTHCARE CORPORATION
PRIORITY HEALTHCARE CORPORATION WEST
PRIORITY HEALTHCARE PHARMACY, INC.
SINUSPHARMACY, INC.
SPECIALTY INFUSION PHARMACY, INC.
SPECTRACARE, INC.
SPECTRACARE HEALTH CARE VENTURES, INC.
SPECTRACARE INFUSION PHARMACY, INC.

By:	/s/ Patrick McNamee
	Name:	Patrick McNamee
	Title:	President

CARE CONTINUUM, INC. HEALTHBRIDGE, INC. LYNNFIELD COMPOUNDING CENTER, INC. PHOENIX MARKETING GROUP, LLC PRIORITY HEALTHCARE DISTRIBUTION, INC.
By:	/s/ Michael Holmes
	Name:	Michael Holmes
	Title:	President

CFI OF NEW JERSEY, INC.
DIVERSIFIED PHARMACEUTICAL SERVICES, INC.
ESI CLAIMS, INC.
ESI ENTERPRISES, LLC
EXPRESS SCRIPTS PHARMACEUTICAL PROCUREMENT, LLC
EXPRESS SCRIPTS SALES DEVELOPMENT CO.
EXPRESS SCRIPTS SENIOR CARE, INC.
EXPRESS SCRIPTS SENIOR CARE HOLDINGS, INC.
IVTX, INC.
NATIONAL PRESCRIPTION ADMINISTRATORS, INC.
VALUE HEALTH, INC.
YOURPHARMACY.COM, INC.

By:	/s/ George Paz
	Name:	George Paz
	Title:	President

CONNECTYOURCARE, LLC CONNECTYOURCARE COMPANY, LLC
By:	/s/ Marc Palmer
	Name:	Marc Palmer
	Title:	President

ESI PARTNERSHIP
By:	Express Scripts, Inc., as Partner

By:	/s/ George Paz
	Name:	George Paz
	Title:	Chairman, Chief Executive Officer and President

By:	ESI-GP Holdings, Inc., as Partner

By:	/s/ Tom Rocheford
	Name:	Tom Rocheford
	Title:	President

ESI-GP HOLDINGS, INC. ESI RESOURCES, INC.
By:	/s/ Tom Rocheford
	Name:	Tom Rocheford
	Title:	President

EXPRESS SCRIPTS CANADA HOLDING, CO.
By:	/s/ Michael Biskey
	Name:	Michael Biskey
	Title:	President

MSC — MEDICAL SERVICES COMPANY SPEEDY RE-EMPLOYMENT, LLC
By:	/s/ Edward Ignaczak
	Name:	Edward Ignaczak
	Title:	President

SPECTRACARE OF INDIANA
By:	Spectracare, Inc., as Partner

By:	/s/ Patrick McNamee
	Name:	Patrick McNamee
	Title:	President

By:	Care Continuum, Inc., as Partner

By:	/s/ Michael Holmes
	Name:	Michael Holmes
	Title:	President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
Acting on behalf of themselves and as the
Representatives of the several Underwriters

J.P. MORGAN SECURITIES INC.
By:	/s/ Sri Kosaraju
	Name:	Sri Kosaraju
	Title:	Executive Director

CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ J. Daniel Bell
	Name:	J. Daniel Bell
	Title:	Director

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

SCHEDULE A

Number of
Firm
Underwriter	Securities
J.P. Morgan Securities Inc.	5,826,667
Credit Suisse Securities (USA) LLC	5,826,667
Citigroup Global Markets Inc.	5,826,666
ABN AMRO Incorporated	1,380,000
Deutsche Bank Securities Inc.	1,380,000
SunTrust Robinson Humphrey, Inc.	1,380,000
Wachovia Capital Markets, LLC	1,380,000
Total	23,000,000

SCHEDULE B

State or Other Jurisdiction of
Subsidiaries	Incorporation
Airport Holdings, LLC	New Jersey
Byfield Drug, Inc.	Massachusetts
Care Continuum, Inc.	Kentucky
CFI New Jersey, Inc.	New Jersey
Chesapeake Infusion, Inc.	Florida
ConnectYourCare Company, LLC	Delaware
ConnectYourCare, LLC	Maryland
CuraScript, Inc.	Delaware
CuraScript PBM Services, Inc.	Delaware
Diversified Pharmaceutical Services, Inc.	Minnesota
ESI Claims, Inc.	Delaware
ESI Enterprises, LLC	Delaware
ESI-GP Holdings, Inc.	Delaware
ESI Mail Pharmacy Service, Inc.	Delaware
ESI Partnership	Delaware
ESI Realty, LLC	New Jersey
ESI Resources, Inc.	Minnesota
Express Scripts Canada Holding, Co.	Delaware
Express Scripts Pharmaceutical Procurement, LLC	Delaware
Express Scripts Sales Development Co.	Delaware
Express Scripts Senior Care, Inc.	Delaware
Express Scripts Senior Care Holdings, Inc.	Delaware
Express Scripts Specialty Distribution Services, Inc.	Delaware
Express Scripts Utilization Management Co.	Delaware
Freco, Inc.	Florida
Freedom Service Company, LLC	Florida
Healthbridge, Inc.	Delaware
Healthbridge Reimbursement and Product Support, Inc.	Massachusetts
iBiologic, Inc.	Delaware
IVTx, Inc.	Delaware
Lynnfield Compounding Center, Inc.	Florida
Lynnfield Drug, Inc.	Florida
Matrix GPO, LLC	Indiana
Mooresville On-Site Pharmacy	Delaware
MSC — Medical Services Company	Florida
National Prescription Administrators, Inc.	New Jersey
NextRx Sub I, LLC	Delaware
NextRx Sub II, LLC	Delaware
NextRx Sub III, LLC	Delaware
Phoenix Marketing Group, LLC	Delaware
Priorityhealthcare.com, Inc.	Florida
Priority Healthcare Corporation	Indiana
Priority Healthcare Corporation West	Nevada
Priority Healthcare Distribution, Inc.	Florida
Priority Healthcare Pharmacy, Inc.	Florida
Sinuspharmacy, Inc.	Florida
Specialty Infusion Pharmacy, Inc.	Florida
Spectracare, Inc.	Kentucky
Spectracare Health Care Ventures, Inc.	Kentucky

State or Other Jurisdiction of
Subsidiaries	Incorporation
Spectracare of Indiana	Indiana
Spectracare Infusion Pharmacy, Inc.	Kentucky
Speedy Re-employment, LLC	Florida
Value Health, Inc.	Delaware
YourPharmacy.com, Inc.	Delaware

SCHEDULE C
1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:
Final term sheet, dated June 4, 2009 for the Firm Securities.
2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None